COHEN                    Cohen Fund Audit Services, Ltd. | 440.835.8500
FUND AUDIT SERVICES           800 Westpoint Pkwy., Suite 1100 | 440.835.1093 fax
                              Westlake, OH 44145-1524         |
                                                              |
                              WWW.COHENFUND.COM               |









            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated April 13, 2009, on the financial statements of Veracity Small Cap Value Fund as of February 28, 2009, and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Veracity Small Cap Value Fund's Registration Statement on Form N-1A.


/s/ COHEN FUND AUDIT SERVICES, LTD.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 25, 2009









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  an independent member of
BAKER TILLY                                                                                             SQIF
INTERNATIONAL                    Registered with the Public Company Accounting Oversight Board          Service
                                                                                                        Quality
                                                                                                         Innovation
                                                                                                           and Fun
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